Exhibit 99.3

ENERGIE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 2, 2014, Energie Holdings, Inc. (“we,” “us,” “our,” or “Holdings”), a public reporting company, issued 33,000,000 unregistered shares of common stock in exchange for 100% ownership interest in Energie LLC. This transaction resulted in the owners of Energie LLC obtaining a majority voting interest in Holdings. The merger of Energie LLC into Holdings, which has nominal net assets, results in Energie LLC having control of the combined entity. Accordingly, this is considered to be a capital transaction, rather than a business combination, equivalent to the issuance of ownership interests by Energie LLC for the net assets of Holdings, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible is recorded.

The pro forma financial statements as of June 30, 2014, for the six months ended June 30, 2014, and for the year ended December 31, 2013, have been prepared based on certain pro forma adjustments to our historical financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission, and are qualified in their entirety by reference to such historical financial statements and related notes contained in those reports. The historical financial statements for Energie LLC were derived from audited financial statements for the year ended December 31, 2013, included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto, included as Exhibit 99.4 in this Current Report on Form 8-K.

The unaudited pro forma condensed combined balance sheet has been prepared as if the transaction had occurred as of June 30, 2014. The unaudited pro forma condensed combined statements of operations have been prepared as if this transaction had occurred on January 1, 2013.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed at the dates indicated or what would be any future periods.

 ENERGIE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2014

	Energie Holdings	Energie LLC (a)	Pro Forma Adjustments		Energie Holdings Pro Forma
Assets
Current assets:
Cash and cash equivalents	$—	$8,898	$—		$8,898
Accounts receivable, net	—	64,366	—		64,366
Inventory	—	426,583	—		426,583
Prepaid expenses	—	6,224	—		6,224
Total current assets	—	506,071	—		506,071

Intangible assets	—	1,026,294	—		1,026,294
Property and equipment, net	—	5,583	—		5,583
Other	—	11,695	—		11,695

Total assets	$—	$1,549,643	$—		$1,549,643

Liabilities and Equity
Current liabilities:
Accounts payable	$363,676	$1,212,480	$(363,676)	(b)	$1,212,480
Other	—	91,580	—		91,580
Notes payable	—	4,403,028	—		4,403,028
Total current liabilities	363,676	5,707,088	(363,676)		5,707,088

Equity:
Common Stock	194,604	—	330,000	(c)	524,604
Additional paid in capital	91,046,859	—	1,320,000	(c)	1,320,000
			(91,046,859)	(c)
Accumulated deficit	(91,605,139)	—	363,676	(b)	(6,002,049)
			91,241,463	(c)
			(6,002,049)	(c)
Members’ deficit	—	(4,157,445)	4,157,445	(c)	—
Total equity	(363,676)	(4,157,445)	363,676		(4,157,445)

Total liabilities and equity	$—	$1,549,643	$—		$1,549,643

See accompanying notes to unaudited pro forma condensed combined financial statements.

ENERGIE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six months ended June 30, 2014

	Energie Holdings	Energie LLC (a)	Pro Forma Adjustments		Energie Holdings Pro Forma

Revenue	$—	$339,371	$—		$339,371
Cost of revenue	—	(165,814)	—		(165,814)
Gross profit	—	173,557	—		173,557

Operating expenses:
Commissions	—	47,930	—		47,930
Compensation	—	254,569	—		254,569
Depreciation and amortization	—	127,126	—		127,126
General and administrative	273,917	681,283	(273,917)	(b)	681,283
Total operating expenses	273,917	1,110,908	(273,917)		1,110,908

Loss from operations	(273,917)	(937,351)	273,917		(937,351)

Interest expense	—	(179,977)	—		(179,977)
Other income (expense)	—	72,089	—		72,089

Net loss	$(273,917)	$(1,045,239)	$273,917		$(1,045,239)

Net loss per share Basic and diluted	$(0.01)				$(0.02)

Shares outstanding Basic and diluted	19,444,988				51,400,000

See accompanying notes to unaudited pro forma condensed combined financial statements.

ENERGIE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2013

	Energie Holdings	Energie LLC (a)	Pro Forma Adjustments		Energie Holdings Pro Forma

Revenue	$—	$1,733,373	$—		$1,733,373
Cost of revenue	—	(758,739)	—		(758,739)
Gross profit	—	974,634	—		974,634

Operating expenses:
Commissions	—	372,954	—		372,954
Compensation	—	600,786	—		600,786
Depreciation and amortization	—	238,053	—		238,053
General and administrative	184,299	1,074,774	(184,299)	(b)	1,074,774
Total operating expenses	184,299	2,286,567	(184,299)		2,286,567

Loss from operations	(184,299)	(1,311,933)	184,299		(1,311,933)

Interest expense	—	(421,787)	—		(421,787)
Other income (expense)	—	114,251	—		114,251

Net loss	$(184,299)	$(1,619,469)	$184,299		$(1,619,469)

Net loss per share Basic and diluted	$(0.00)				$(0.03)

Shares outstanding Basic and diluted	39,638,991				51,000,000

See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1.  Basis of Presentation

The historical financial information is derived from our historical financial statements and the historical financial statements of Energie LLC.  The pro forma adjustments have been prepared as if the transaction occurred on June 30, 2014, for the balance sheet, and on January 1, 2013, for the statements of operations.

The pro forma combined financial statements reflect the following the acquisition of 100% of the member interest in Energie LLC in exchange for 33,000,000 shares of Energie Holdings, Inc. common stock.

Note 2.  Pro Forma Adjustments and Assumptions

(a)	Reflects 100% of the assets, liabilities, income and expenses of Energie LLC.

(b)	Reflects elimination of expenses incurred by Holdings to become a publicly-traded company and the corresponding liability. Energie LLC paid and also expensed these amounts due to the uncertainty of receiving reimbursement from Holdings. A contingency that might result in a gain usually should not be reflected in the financial statements. Accordingly, the expense is recorded by both Holdings and Energie LLC.

(c)	Reflects 1) the issuance of 33,000,000 shares of Holdings’ common stock at $0.05 per share, the closing price of Holdings’ stock on December 31, 2013, the date of the Share Exchange Agreement, for total consideration effectively transferred of $1,650,000; and 2) removing Holdings’ accumulated deficit and adjusting equity for the recapitalization.

Note 3.  Net Loss Per Share

The following table illustrates our calculation of pro forma net loss per share:

	Six months ended June 30, 2014	Year ended December 31, 2013

Pro forma net loss	$(1,045,239)	$(1,619,469)

Weighted-average shares outstanding:
Previously reported	19,444,988	39,638,991
Incremental shares	31,955,012	11,361,009
Pro forma shares	51,400,000	51,000,000

Net loss per share Basic and diluted	$(0.02)	$(0.03)

Incremental shares are less than the amount issued for the transaction, because shares held in escrow for the transaction were included in the previously reported weighted-average shares outstanding.